Exhibit No. 23.2

February 14, 2007

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement; our report dated May 6, 2005 relating to the financial statements of Consumer Direct of America as of December 31, 2004 and for the year then ended. We also consent to the reference to us under the heading "Experts" in such Form SB-2

Sincerely,
/s/ De Joya Griffith & Company
De Joya Griffith & Company